LEASE AGREEMENT

BY THIS LEASE AGREEMENT, Bioanalytical Systems, Inc., an Indiana corporation ("Landlord"), and .Cook Biotech, Inc. ("Tenant"), in consideration of their mutual undertakings, agree as follows:

ARTICLE I
Premises

Section 1.1 Lease and Premises. Landlord hereby leases and demises to Tenant and Tenant hereby leases from Landlord that portion of the building commonly known as 2701 Kent Avenue, West Lafayette, Indiana 47906 ("Building") shown and designated on the attached floor plan that is made a part hereof as Exhibit "A" ("Premises") being a portion of the Building defined as Suites A, B and C, together with the nonexclusive right to use the common facilities which Landlord may from time to time provide for tenants in the Building containing the Premises ("Common Facilities" or "Common Areas"). The total square footage to be leased to Tenant is approximately 50,730 square feet.

Section 1.2 Building. The Premises are situated on real estate described in Exhibit "B" located at 2701 Kent Avenue, West Lafayette, Indiana 47906 (the "Building"). Landlord reserves the right to make additions, deletions, and modifications to the Building, from time to time, without the consent or approval of Tenant, provided that no such action shall adversely affect Tenant's use of the Premises under this Lease and so long as Landlord complies with the terms and provisions of this Lease.

Section 1.3 Improvements. Landlord shall, at its sole cost and expense, remove all personal property in the Premises, provide Tenant with a current Phase I environmental assessment of Premises certified to Tenant to ensure the absence of any Hazardous Substances. Landlord shall also provide documentation that the Premises are ADA accessible. Except as stated in the foregoing sentence and except for the existence of Hazardous Substances prior to Tenant's occupation of the Premises, Tenant accepts the Premises in an "as-is" and "where-is" condition. Landlord and Tenant acknowledge that construction in the leased portion is residential construction quality.

Section 1.4 Parking. Tenant shall have the exclusive right to park in the designated areas set forth on Exhibit A.

ARTICLE II Term
and Possession

Section 2.1 Term. The initial term ("Initial Term") of this Lease shall be nine (9) years eleven (11) months. The Initial Term shall commence on the date of signing (the "Commencement Date") and end on the 3151 day of December, 2024, unless sooner terminated as herein provided. Tenant agrees that in the event of inability of Landlord to deliver possession of the Premises on the Commencement Date pursuant to possession phases as set out in Section 2.5 of this Lease, Landlord shall not be liable for any damage thereby nor shall this Lease be void or voidable. Until the entire Premises are delivered to Tenant, Tenant shall only pay pro-rata rent based on those portions of the Premises that are ready for possession.

Notwithstanding the foregoing, in the event Landlord is not able to deliver possession of Suite A, B and C in a completely vacated, broom-clean condition with utilities separately metered, by May 31, 2015, then Tenant shall have the right to terminate this Lease by providing written notice to Landlord on or before June 15, 2015. In the event of such termination, Tenant shall restore the Premises to substantially the condition of the Premises prior to possession. If Tenant fails to timely terminate the Lease as allowed herein, then the above Tenant's right to terminate shall lapse and be of no further force or effect.

In the event that an environmental safety assessment of the Premises to be provided certified to tenant in the first thirty (30) days of the Term results in the identification of any Hazardous Materials that adversely affect Tenant's use of the Premises, Tenant has the right to terminate this Lease without penalty, provided that the notice to terminate is given within 15 days after receiving the environmental safety assessment report. In the event of such termination, Tenant shall restore the Premises to substantially the condition of the Premises prior to possession.

Notwithstanding anything contained in this Lease to the contrary, in the event that Tenant determines based upon regulatory consideration for its products that the Building is not fit for its business use, Tenant can terminate this Lease with six (6) months' notice prior to termination, such notice to include Tenant's explanation of the reasons why the Building is not fit for Tenant's business use and payment of six (6) month's Rent at termination.

Section 2.2 Option to Extend. Upon the expiration of the Initial Term, if Tenant is not in default, Landlord hereby grants to Tenant the right to extend the term of this Lease for two (2) additional terms of five (5) years each. The Tenant shall exercise this option to extend this Lease by giving written notice to Landlord as provided in this Lease at least one hundred thirty-five (135) days prior to the expiration of the then current term. The Rent payable by Tenant to Landlord during this extension shall be as set forth in Article IV below. If Tenant fails to give written notice of extension to Landlord within the time specified, or if this Lease is terminated, any subsequent options to extend shall expire and be of no force or effect. The exercise of any option to extend shall be ineffective if Tenant is in default on the last day of the prior term. The Initial Term and any extended term may hereinafter be referred to as the "Demised Term".

In the event, Tenant is then leasing the Premises, and Tenant is not then in default of this Lease, and Landlord decides to sell the Building, Tenant has the right to purchase Building ("Refusal Option") pursuant to the following procedures:

Upon notification in writing by Landlord to Tenant that an acceptable bona fide offer to purchase the Building or an acceptable bona fide letter of intent, ("Offer") has been received, Tenant shall have ten (10) calendar days thereafter in which to notify Landlord in writing of its election to purchase the Building at such purchase price and other terms contained in the Offer ("Tenant's Offer"). If Tenant timely notifies Landlord in writing that it is exercising the Refusal Option, Landlord and Tenant shall execute a Purchase Agreement within five (5) calendar days after Tenant's exercise of the Refusal Option upon the same terms and conditions contained in the Offer or if the Offer did not include a purchase agreement, then within fifteen (15) calendar days. Tenant's Offer is contingent upon receipt of a satisfactory title commitment, survey, Phase I environmental report and appraisal which shall be paid for by Tenant. Tenant shall be deemed to have waived such contingencies unless the transaction is terminated in writing by Tenant within thirty (30) days after Tenant's exercise of the Refusal Option. Tenant shall close the transaction within the time stated in the Offer or if none, within five (5) days after receipt by Tenant of the later of the title commitment, survey, Phase I environmental report or appraisal ("Closing Date"). If Tenant fails to timely execute a Purchase Agreement or fails to close the transaction on or before the Closing Date, then Landlord shall be free to sell the Building. The conveyance documents, closing costs, prorations and other terms of the transaction shall be in strict accordance with the terms of the Offer.

Section 2.3 Lease Year and Partial Year Defined. The term "Lease Year" means a period of twelve (12) consecutive calendar months, with the exception of the first Lease Year which commences on the Commencement Date, unless the Commencement date is not the first day of a calendar month in which case the Lease Year shall commence on the first day of the first calendar month following the Commencement Date and end on December 31, 2015. Each succeeding full Lease Year shall commence upon the first of January. Any portion of the Demised Term commencing prior to the first Lease Year, or after the expiration of the last full Lease Year, shall be deemed a "partial lease year".

Section 2.4 Holding Over. Tenant shall pay to Landlord for each day Tenant retains possession of all or a part of the Premises after Termination or expiration of this Lease a sum equal to one hundred twenty five percent (125%) ofthe monthly Rent for the last period prior to the date of such termination or expiration divided by thirty (30) days per month. In addition, Tenant shall pay Landlord for all damages sustained by Landlord by reason of such retention. Acceptance by Landlord of rent after termination or expiration shall not constitute a renewal or extension ofthis Lease, this provision shall not constitute a renewal or extension of this Lease, and this provision shall not be deemed to waive Landlord's right of re-entry or any other right under this Lease or at law.

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Section 2.5 Possession. Landlord will deliver possession of the Premises to Tenant in phases. On the Commencement Date, Landlord shall deliver possession of Suite A. On or before March I, 20I5, Landlord shall deliver possession of Suite C. On or before May I, 20I5, Landlord shall deliver possession of Suite B. Landlord agrees to notify Tenant in writing when possession of each portion of the Premises is available for possession. Except as provided in Section 2.1, Tenant agrees that, in the event of inability of Landlord to deliver possession of any portion of the Premises prior to May 1, 2015, Landlord shall not be liable for any damage thereby nor shall this Lease be void or voidable, but Tenant shall not be liable to pay rent on any portion of the Premises until that portion of the Premises are ready for possession. As such, until the entire Premises is delivered to Tenant, Tenant shall only pay pro-rata Rent based on those portions of the Premises that are ready for possession.

ARTICLE III
Occupancy and Use

Section 3.1 Occupancy. Tenant shall use and occupy the Premises only for warehousing, office, lab, manufacturing, business and related incidental uses and shall not use the Premises for any other purpose except with the prior written consent of the Landlord.

Section 3.2 Use of Premises -- Rules and Regulations. Tenant shall use the Premises for no unlawful purpose or act; shall commit or permit no hazardous waste on or damage to the Premises; shall materia11y comply with and obey al1 Jaws, regulations, and orders of any governmental authority or agency, and a11 reasonable directions of the Landlord, including such building rules and regulations as Landlord may from time to time promulgate on reasonable written notice to Tenant; shall not do nor permit anything to be done in or about the Premises which will in any way unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them; and shall not house flammable material unless stored in proper containers. Landlord shall not be responsible to Tenant for the nonperformance of any of the rules and regulations of Landlord, by any other tenant or occupant of Building, but Landlord agrees to take reasonable measures to assure each tenant's compliance.

Section 3.3 Rights Reserved to Landlord. Landlord shall have the fo11owing rights exercisable without notice (except as provided in paragraph (b) hereunder) and without liability to Tenant for damage or injury to property, person or business (a11 claims for damage being hereby released) and without affecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for off-sets or abatement of rent.

(a) To approve prior to installation, Tenant's signage on the exterior of Building. Tenant's signage shall be obtained at Tenant's expense.

(b) Upon reasonable notice to Tenant, in cooperation with the Tenant and in compliance with regulations applicable to Tenant, to enter Premises to make inspections, repairs, alterations or additions in or to Premises or Building or to exhibit Premises to prospective tenants, purchasers or others, at reasonable hours and at any time in the event of an emergency, and to perform any acts related to the safety, protection, preservation, reletting, sale or improvement of Premises or Building.

(c) To approve the weight, size and location of safes, other heavy equipment and articles whether freestanding on the floor, hanging on any wall, or hanging from the ceiling in and about the Premises. Any damage to Premises caused by Tenant's installation of such items shall be Tenant's responsibility. Tenant shall pay for any and all damages to the Premises and expenses incurred to repair such damages, within thirty (30) days after receiving a statement of expenses from Landlord. Landlord may require all such items to be moved in and out of Premises only at such times and in such manner as Landlord shall direct and in all events at Tenant's sole risk and responsibility.

(d) To decorate, alter, repair, or improve the Building at any time, and Landlord and its representatives may enter on and about Premises for that purpose with such material as Landlord may deem reasonably necessary, may erect scaffolding and all other necessary structures on or about the Building and may close or temporarily suspend operations of entrances, doors, corridors, elevators or other facilities. In the exercise of its rights under this subparagraph, Landlord will not unreasonably interfere with the conduct of Tenant's business. Tenant waives any claim for damages including the loss of business resulting therefrom. Notwithstanding the foregoing, if Landlord shall block all access to the Premises by any means, without creating a temporary entrance, then Tenant shall be entitled to abate its rent for the period of time that it is not entitled to access the Premises.

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(e) To do or permit any work in or about the Premises or the Building or any adjacent or nearby building, land, street, or alley.

ARTICLE IV

Rent

Section 4.1 Annual Gross Rent. Tenant shall pay Landlord as annual rent for the Premises, without relief from valuation and appraisement laws, the following amounts payable in equal monthly installments (the "Rent"). The term "Rent" shall also include any other monetary obligations of Tenant pursuant to this Lease.

Payment of monthly Rent installments shall be made on the first day of each calendar month of the Term. Tenant also agrees to pay Landlord any excise, sales or privilege tax, if any, imposed by any governmental authority on account of this Lease or the rental paid hereunder.

The Rent and monthly installment for each renewal term shall be pursuant to Exhibit "C" attached hereto and made a part hereof:

Section 4.2 Partial Month. In the event Tenant's obligation to pay Rent commences on a day other than the first day of the calendar month, Tenant shall pay a daily pro-rata share of the Rent at the beginning of such partial month.

Section 4.3 Place for Payment of Rent: All Rent shall be payable to Landlord or to such other person or place as the Landlord may designate in writing at Bioanalytical Systems, Inc.. 2701 Kent Avenue, West Lafayette. Indiana 47906.

Section 4.4 Late Charges. Tenant recognizes and acknowledges the costs incurred by landlord, including, without limitation, administrative costs, opportunity costs, and interest expense. Accordingly, in the event any installment of Rent is paid later than ten (10) days after it is due, a late charge equal to four percent (4%) of the amount of such may be assessed by the Landlord against Tenant for the delinquent installment. An additional late charge may be charged for each month that the delinquency continues.

ARTICLE V Reimbursements
to Landlord

Section 5.1 Gross Lease. Except for costs or expenses specifically set out in this Lease as being the obligation of Tenant, this is a "gross lease". The Rent specified in Article IV includes common area expenses (except initial parking Jot repairs pursuant to Section 6.3 of this Lease). Landlord agrees to pay, prior to delinquency, all common area utilities (but not those separately-metered utilities that exclusively serve the Premises), real estate taxes, insurance and assessments of any kind or nature levied upon the Building or the real estate or both, during the term of this Lease. Regarding utilities serving the Premises, the parties shall comply with the procedures set out in Section 6.J(b) of this Lease and the Tenant shall pay for all such separately-metered utilities exclusively serving the Premises. If Landlord shall fail to pay such charges for utilities, taxes and insurance, Tenant shall be entitled to pay such costs and deduct such amounts from its Rent.

ARTICLE VI Services,
Alterations, Repairs

Section 6.1 Services. Provided that Tenant shall not be in default hereunder and subject to the provisions elsewhere contained in this Lease, Landlord agrees to furnish to the Tenant:

(a) Common Area Services. Landlord shall provide common area services including trash removal and snow and ice removal on sidewalk and access areas.

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(b) Utilities. Landlord shall provide water, electricity, sewers, heat and air conditioning, subject to reimbursements as outlined in Article V hereof. Once the Premises are separately metered for any utilities, Tenant shall be responsible for and pay all such utilities that are separately metered. Landlord intends to separately meter some or all of such utilities serving the Premises. Upon such separation, Tenant shall contract for and pay all such separately metered utilities. Prior to such separation, Landlord shall pay the utility invoices and bill Tenant a pro rated amount of such utility invoices as reasonably determined by Landlord. Tenant shall pay such utility invoices within fifteen (15) days of receipt and such charges by Landlord shall be deemed as additional Rent owed by Tenant.

(c) Disruption of Service. Landlord reserves the right to suspend service of the heating, plumbing, electrical, air conditioning or other mechanical or electrical systems when necessary by reason of governmental regulations, labor disputes, civil commotion or riot, accident or emergency or for repairs, alterations or improvements which are in reasonable judgment of Landlord desirable or necessary, or for any other reason beyond the power or control of Landlord without liability in damages therefore. The exercise of such right by Landlord shall not constitute an actual or constructive eviction in whole or in part or entitle Tenant to any abatement or diminution of rent or relieve Tenant from any of Tenant's obligations under this Lease or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business or otherwise.

Section 6.2 Alterations to Premises. Landlord shall not be obligated and Tenant shall not be permitted to make any alterations, additions, repairs, improvements or decorations to the Premises except as specifically provided for herein or without advance written consent and approval of the Landlord. Tenant shall not affix or cause to be affixed to the Premises, including the windows, any sign, advertisement or notice without the advance written consent of Landlord. In the absence of a written agreement to the contrary, all fixtures including those placed in the Premises by the Tenant, except office furniture, portable enclosures and equipment of Tenant, shall become a part of the Premises and shall remain in the Premises at the termination of the Lease as the property of Landlord. Notwithstanding the foregoing, Tenant shall have the right to demolish and remove all interior partitions and other improvements in the Premises so long as Tenant does not demolish or remove any load bearing wall, and so long as Tenant provides plans and specifications to the Landlord for Landlord's approval, and Landlord has no written objection within 5 days. If Landlord has no response within 5 days or expresses no objection within 5 days, Tenant's plans and specifications shall be deemed approved and Tenant is free to execute the plans and specifications. If Landlord objects within 5 days, Landlord's objection shall contain a detailed description of the elements of the plan that are not acceptable and potential recommended changes to the plan that would be acceptable. If Landlord's recommended changes are acceptable to the Tenant, the plan including recommended changes shall be deemed approved by Landlord and Tenant is free to execute the plans and specifications. If Landlord's recommended changes are not acceptable to the Tenant, Landlord and Tenant agree to discuss alternate plans addressing the Landlord's concerns. All such work by Tenant shall be performed in a good and workmanlike manner and shall not cause harm to the Building or disturb other tenants or occupants of the Building.

Section 6.3 Maintenance and Repair of Premises.

(a) Landlord shall repair and maintain the exterior structure and common areas of the Building, and all building systems, including, the roof, foundation, structural walls, exterior doors, sprinklers, water, sewer, and plumbing systems, electric and gas lines to the point where they enter the Premises, the HVAC system, and landscaping, parking and driveway areas in a condition comparable to top quality commercial space in West Lafayette, Indiana except for damage caused by Tenant, its employees or invitees in excess of ordinary wear and tear.

Landlord shall in due course, re-stripe, repair and relayer some or all of the parking Jot serving the Building ("Parking Lot Repairs"). Upon completion of the Parking Lot Repairs, Tenant shall, within thirty (30) days of billing reimburse Landlord forty percent (40%) of the cost of the Parking Lot Repairs, not to exceed a maximum paid by Tenant of Sixty Thousand and 00/100 Dollars ($60,000.00).

(b) Tenant shall, at Tenant's sole cost and expense, repair, clean and maintain all interior items of Premises, and the restrooms and restroom fixtures serving the Premises, including, without limitation, all interior walls and wall coverings, floors and floor coverings, interior partition walls, interior doors, water, sewer, electric and gas lines from the point where they enter the Premises, all in a condition comparable to top quality commercial and office space in West Lafayette, Indiana, or at least to the quality of Premises at the beginning of the Term, and shall be responsible to Landlord for all damage to the Premises, including window glass and plate glass, in excess of ordinary wear and tear, and shall be responsible for damage caused to any portion of the Building or parking areas at the Building caused by the acts or negligence of Tenant, its agents, contractors, employees, invitees and customers.

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ARTICLE VII
Liens

Tenant shall keep the leased Premises and the Building free from any liens created or suffered by Tenant, including but not limited to mechanics' and material-men's liens. In the event any lien is filed against the Premises or the Building by virtue of an act or failure to act on the part of Tenant, Tenant shall immediately cause such lien to be released of record. Tenant's failure to comply with the requirements of this Article VII shall be a default by Tenant under the Lease. Upon any such default, in addition to any right of remedy of Landlord under this lease, or under Indiana law, Landlord shall have the right, but no obligation to pay the amount of such lien, to cause its release, and such amount shall be considered additional Rent to be paid to Landlord by Tenant on demand with interest at twelve percent (12%) per year from date of payment by Landlord of the lien. All liens and encumbrances created or suffered by Tenant shall attach to Tenant's interest only.

ARTICLE VIII Assignment
and Subletting

Tenant shall not have the right to assign this Lease or Sublet the Premises in whole or in part without Landlord's prior written consent which consent shall not be unreasonably delayed, conditioned or withheld. Landlord's consent need not be given unless and until Landlord is satisfied that the replacement tenant is wholly satisfactory to Landlord. In making such a decision, Landlord may take into account the financial strength, type of business, general reputation, and other reasonable factors pertaining to such proposed replacement tenant. The consent by Landlord to an assignment or subletting shall not be constructed to relieve Tenant from obtaining the consent in writing of Landlord to any further proposed assignment or subletting. Notwithstanding the foregoing, Landlord's consent shall not be required if Tenant sublets all or a portion of the Premises to entities owned or controlled by Cook Group Incorporated. In all events, Tenant shall remain liable under this Lease and shall not be released from liability hereunder.

ARTICLE IX

Indemnity, Insurance, Waiver of Subrogation/Real Estate Taxes

Section 9.1 Liability Insurance. Tenant shall obtain and keep in effect during the term of this lease at Tenant's sole expense, a policy of general commercial liability and property damage insurance on the Premises protecting Landlord and Tenant from all claims arising out of the ownership, use, occupancy or maintenance of the Premises, including Tenant's own negligence, having minimum limits of liability of Five Million Dollars ($5,000,000.00), for death, bodily injury and property damage combined. The policy shall name Landlord as an additional insured. Tenant shall deliver to Landlord a Certificate of Insurance evidencing such liability insurance coverage on an annual basis. Such policies shall contain a standard waiver of subrogation provision in favor of Landlord. This policy shall be the primary liability insurance coverage on the Premises and all insurance maintained by Tenant shall be primary and Landlord's insurance shall be noncontributing except in the event of Landlord's sole negligence. Landlord shall procure and maintain during the term of this Lease general commercial liability and property damage insurance on the common areas of the Building, if any.

Section 9.2 Indemnification. Landlord and Tenant shall indemnify, defend, protect and hold each other harmless from and against any and all claims arising from each party's use of the Premises or from any activity or work done, permitted to be done by Tenant in or about the Premises, except for such matters arising from the sole negligence or willful misconduct of the other party. Landlord and Tenant shall further indemnify, defend, protect and hold each other harmless from and against any and all claims arising from any breach or default in the performance of any obligation on each other's part to be performed under the terms of this Lease, or arising from any negligence of either party or their contractors or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, except for the sole negligence or breach of the other party. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause and holds Landlord harmless from all claims arising there from except for the sole negligence or willful misconduct of Landlord.

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Section 9.3 Waiver of Claims by Tenant. Landlord and its agents shall have no liability to Tenant for any damage to the property of Tenant, located in or about the Premises, no matter what the cause, except for Landlord and its agent negligence. Tenant hereby waives all claims for recovery from Landlord for any loss or damage to the Building or the Premises. Tenant shall be responsible to insure Tenant's own contents and leasehold improvements located in the Premises. All fire and extended coverage insurance carried by Tenant with respect to property located in and about the premises shall be endorsed with a clause waiving rights of recovery against landlord. No such occurrence shall be deemed to be an actual or constructive eviction from the Premises or result in abatement or rental, except as provided in Article XII.

Section 9.4 Waiver of Subrogation. Landlord and Tenant hereby waive any and all rights of recovery each against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to each other or their respective property or the property of others under their control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Landlord and Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing waiver of subrogation is contained in this Lease.

Section 9.5 Landlord's Insurance. Landlord shall keep the Building (but not the contents thereof or any personal property or trade or business fixtures of Tenant) in which the Premises are located, and all improvements and facilities of Landlord (including, without limiting the generality of the foregoing, any and all signs and sign structures, whether insured under separate policy or otherwise) within the common areas insured during the Demised Term against loss or damage by fire and other perils normally covered by standard all-risk insurance or the essential equivalent thereof (subject to the general availability of such coverage in the insurance industry), in an amount not less than five million dollars ($5,000,000), having deductibles and with insurance carriers or companies decided upon by Landlord within Landlord's reasonable discretion. Landlord shall also maintain such liability insurance and other forms of insurance as Landlord deems appropriate from time to time. All insurance obtained by Landlord shall be referred to herein as "Landlord's Insurance" and the costs of such insurance shall be referred to herein as "Landlord Insurance Premiums". The Landlord Insurance Premiums are considered in the Tenant's gross lease Rent and shall be paid by the Landlord during the Initial Term. Thereafter, if Tenant exercises its first Option to Extend, then Tenant shall pay during such Option period in monthly installments as additional Rent that amount of increase in the Insurance as measured between the payable amount in 2015 and the payable amount in 2024 times a fraction wherein the size of the Premises is the numerator and the size of the Building is the denominator. Thereafter, if Tenant exercises its second Option to Extend, then Tenant shall pay during such Option period in monthly installments as additional Rent that amount of increase in the Insurance as measured between the payable amount in 2024 and the payable amount in 2029 times a fraction wherein the size of the Premises is the numerator and the size of the Building is the denominator.

Section 9.6 Real Estate Taxes. The term "Real Estate Taxes" shall include any form of real estate tax payable or assessment, general, special, ordinary or extraordinary and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or payable by Landlord (or against Landlord's business of leasing the Building) during the Demised Term by any authority having the direct or indirect power to tax, together with costs and expenses of contesting the validity or amount of the Real Estate Taxes. The Real Estate Taxes are considered in the Tenant's gross lease Rent and shall be paid by the Landlord during the Initial Term. Thereafter, if Tenant exercises its first Option to Extend then Tenant shall pay during such Option period in monthly installments as additional Rent that amount of increase in the Real Estate Taxes as measured between the payable amount in 2015 and the payable amount in 2024 times a fraction wherein the size of the Premises is the numerator and the size of the Building is the denominator. Thereafter, if Tenant exercises its second Option to Extend then Tenant shall pay during such Option period in monthly installments as additional Rent that amount of increase in the Real Estate Taxes as measured between the payable amount in 2024 and the payable amount in 2029 times a fraction wherein the size of the Premises is the numerator and the size of the Building is the denominator.

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ARTICLE X

Subordination of Mortgages/Estoppel

This Lease and all rights of Tenant hereunder are subject and subordinate to the rights of the lien or liens of any mortgage or mortgages now or at any time hereafter in force and the interest of Landlord, in the Building, and to all advances made or hereafter to be made upon the security thereof. If requested by the holder of any such mortgage or mortgages, Tenant agrees to execute and deliver to such holder an instrument, in form and substance satisfactory to the holder, specifically subordinating this Lease to the lien of such mortgage or mortgages, and attoming to the rights of such mortgage holder.

Landlord shall, prior to May 1, 2015 obtain from any current lender of Landlord a subordination, non disturbance and attornment agreement ("SNDA") in form reasonably acceptable to such lender and Tenant, and providing that as long as Tenant is not in default hereunder, the Tenant's right to possession of the Premises will not be disturbed. Tenant shall execute such SNDA from the current lender, and Tenant agrees to execute such an SNDA for the benefit of any future lender of Landlord.

Within ten (10) days following receipt of a request from Landlord, Tenant shall execute and deliver to Landlord, without cost, an estoppel certificate ("Estoppel Certificate") in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed), (iv) the amount of any leasing commissions being claimed by Tenant's real estate agent or broker due as a result of this Lease; and (v) any other matters or state of facts reasonably required respecting the Lease or Tenant's occupancy of the Premises. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of all or any part of the Building. Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified and that there are no uncured defaults in Landlord's performance hereunder.

ARTICLE XI
Default of Tenant

The occurrence of any one or more of the following matters constitutes a Default by Tenant under this Lease:

(a) Failure by Tenant to pay rent or any other monies due and payable from Tenant to Landlord under this Lease within ten (10) days after written notice from the Landlord;

(b) Failure by Tenant to observe or perform any of the covenants in respect of Assignment and Subletting set forth in Article VIII;

(c) Failure by Tenant to cure forthwith, immediately after receipt of notice from Landlord, any hazardous condition which Tenant has created in violation of law or of this Lease;

(d) Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after written notice to Tenant by Landlord;

(e) The levy upon leasehold under execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest;

(f) The Tenant becomes insolvent or bankrupt or admits in writing Tenant's inability to pay debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for the Tenant or for the major part of Tenant's property.

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ARTICLE XII

Remedies upon Default of Tenant

Section 12.1 Remedies. If a Default by Tenant occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive the Landlord of any other right or remedy allowed it by law:

Landlord may (i) elect to terminate the Lease, (ii) immediately re-enter the Premises and remove all persons and property from the Premises without such re-entry being deemed to terminate the Lease, and Landlord may store any property recovered at the cost of and for the account of Tenant, or (iii) perform the covenant of Tenant which is in default (entering on the Premises if necessary) and Landlord's performance of such covenant shall neither subject Landlord to liability for any loss, inconvenience, or damage to Tenant nor be construed as a waiver of Tenant's default or of any other right or remedy respecting such default, and Tenant shall pay the cost thereof plus a fifteen percent (15%) administrative fee. Should Landlord elect to re-enter as herein provided, take possession pursuant to legal proceedings or pursuant to any notice provided for by law, or terminate Tenant's rights under this Lease, Landlord may, but shall not be obligated to, relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Demised Term) and at such rental or rentals and upon such other terms and conditions as Landlord in the exercise of Landlord's sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Such re-entry, repossession or reletting shall not constitute an acceptance by Landlord of a surrender of the Premises by Tenant. Upon each such reletting (a) Tenant immediately shall be liable for payment to Landlord, of any indebtedness of Tenant other than rental due hereunder, the cost and expense of such reletting (including but not limited to leasing commissions payable to Landlord, or its affiliates, or to independent brokers) and of such alterations and repairs incurred by Landlord, and the amount, if any, by which the rental reserved in this Lease for the period of such reletting (up to but not beyond the Demised Term) discounted to the present value at the prime rate of interest exceeds the amount agreed to be paid as rental for the Premises for such period of such reletting; or (b) at the option of Landlord, rentals received by Landlord from such reletting shall be applied first, to the payment of any indebtedness of Tenant other than rental due hereunder; second, to the payment of any cost and expense of such reletting and of such alterations and repairs; third, to the payment of rental due and unpaid hereunder; and the residual amount, if any, shall be held by Landlord and applied in payment of future rental as the same may become due and payable hereunder. Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for Tenant's previous default. Upon termination of this Lease, Landlord's remedies shall survive such termination, and as such, Landlord shall nevertheless be entitled to recover from Tenant all damages Landlord may incur by reason of Tenant's default, including the cost of recovering the Premises, and including the rental reserved and charged in this Lease for the remainder of the Demised Term , all of which amounts shall be immediately due and payable with attorneys' fees from Tenant to Landlord. In addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of Tenant's default, including the cost of recovering the Premises, and including the rental reserved and charged in this Lease for the remainder of the Demised Term, all of which amounts shall be immediately due and payable with attorneys' fees from Tenant to Landlord. Notwithstanding anything contained in this Section 12.1 to the contrary, Landlord shall be obligated to use commercially reasonable efforts to mitigate its damages resulting from Tenant's default.

Section 12.2 Property. All property removed from the Premises by Landlord pursuant to any provision of this Lease or of law may be removed or stored by the Landlord at the cost and expense of the Tenant, and the Landlord shall in no event be responsible for the value, preservation or safekeeping of the property. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

Section 12.3 Expenses. Tenant shall pay all of Landlord's reasonable costs, charges and expenses, including court costs and attorneys' fees, incurred in enforcing Tenant's obligations under this Lease or incurred by Landlord in any litigation, negotiation or transactions in which the Landlord becomes involved or concerned due to Landlord's relationship to Tenant.

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ARTICLE XIII

Damage by Fire and Eminent Domain

Section 13.1 Fire or Casualty. If all or any substantial part of the Building is damaged or made untenantable by fire or other casualty, whether or not the Premises are damaged, the Landlord shall determine, within ninety (90) days of such casualty whether to restore the Building. If the Landlord shall determine not to restore the Building, either party may, by notice to the other party, given within ninety (90) days after such determination, terminate this Lease. If the Landlord does determine to restore the Building Landlord shall proceed diligently to make such repairs and restoration and must complete such reconstruction within two hundred seventy (270) days of the casualty. If the Premises are not restored within such 270-day period, then Tenant, upon written notice to Landlord, may terminate this Lease. If all the Premises are untenantable, all rent shall abate from the casualty date until the Premises are substantially restored and reasonably accessible for occupancy by Tenant or this Lease is terminated as hereinabove provided; if part of the Premises are untenantable, rent shall be pro-rated on a per diem basis and apportioned in accordance with the part of the Premises which is usable by Tenant until the damaged part is ready for tenant's occupancy, or this Lease is terminated as hereinabove provided. In all cases, due allowance shall be made for reasonable delay caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's control. Landlord shall have no duty to repair, restore or replace Tenant's improvements, including, but not limited to, wall and floor coverings, light fixtures, built-in cabinets and bookshelves, and other improvements installed by or for Tenant.

Section 13.2 Eminent Domain. If all or any substantial part of the Premises, or (at the option of Landlord) if a substantial part of the Building (whether or not the Premises are affected) shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term of this Lease shall end upon and not before the date when the possession of the part so taken shall be required for such use of purpose, and without apportionment of the award to or for the benefit of the Tenant, except that Landlord shall not be entitled to any award made directly to Tenant for moving expenses.

ARTICLE XIV
Surrender of Premises

At the end of the Demised term or other earlier termination of this Lease, the Tenant will peaceably deliver to the Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in good condition, ordinary wear and tear, condemnation, and damage by fire, earthquake, act of God, or the elements alone excepted. Upon the termination of this Lease, Tenant shall at Tenant's sole cost, remove all counters, trade fixtures, office furniture and equipment installed by Tenant, unless otherwise agreed to in writing by Landlord. Tenant shall also repair any damage caused by such removal. Tenant's obligation to pay for the removal of such counters, fixtures and equipment and the repair of such damage shall survive the termination of this Lease. Property not so removed shall be deemed abandoned at the termination of this Lease by the Tenant, and title to the same shall thereupon pass to Landlord. Tenant shall indemnify the Landlord against any loss or liability to a succeeding tenant resulting from delay by Tenant in surrendering the Premises.

ARTICLE XV
Waiver

The waiver by Landlord of any term, covenant, or condition contained in this Lease shall be in writing, and waiver in one instance shall not be deemed to be a waiver of such term, covenant, or condition in the future, or any subsequent breach of the same or any other term, covenant, or condition contained in this Lease. The subsequent acceptance of rent or other performance hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent or other performance, unless Landlord shall specifically so state in writing.

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ARTICLE XVI
Notices

All notices and demands which may or are required to be given by either party to the other under this Lease shall be in writing and shall be sent by United States first class or certified mail, postage prepaid, or nationally recognized overnight courier addressed to Umesh Patel, Vice President and General Manager, Cook Biotech Inc., 1425 Innovation Place, West Lafayette, IN 47906 (Tenant) and addressed to Jeff Potrzebowski, CFO, Bioanalytical Systems, Inc., 2701 Kent Avenue, West Lafayette, Indiana 47906 (Landlord), or to such other place as either party may from time to time designate in writing to the other.

ARTICLE XVII
Quiet Enjoyment

Landlord covenants the Tenant, upon paying the rent and performing each and every covenant and agreement hereof, shall peacefully and quietly hold, occupy and enjoy the Premises and the Common Facilities throughout the term of this lease, without hindrance by any person claiming or holding under or through Landlord.

ARTICLE XVIII
Landlord Default

The failure by Landlord to observe or perform any covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after written notice to Landlord by Tenant shall constitute a Default by Landlord under this Lease. Tenant shall look solely to the estate and property of Landlord in the Building for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of this Lease to be observed and/or performed by Landlord, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies. In no event shall individual officers, directors, trustees, partners, shareholders, managing agents, or employees of Landlord, or of any subsidiary wholly owned by Landlord, be personally liable hereunder.

ARTICLE XIX INSOLVENCY OR
BANKRUPTCY

Section 19.01. Insolvency or Bankruptcy In the event Tenant shall become a debtor under Chapter 7 of the Federal Bankruptcy Code ("Code") or a petition for reorganization or adjustment of debts is filed concerning a petition for reorganization or adjustment of debts if filed concerning Tenant under Chapters 11 or 13 of the Code or a proceeding is filed under Chapter 7 and is transferred to Chapters 11 or 13, the Trustee or Tenant, as Debtor-in Possession may not elect to assume this Lease unless, at the time of such assumption, the Trustee, as Debtor-in Possession has:

(i) Cured or provided Landlord "adequate assurance" (as defined below) that:

(a) Within ten (10) days from the date of such assumption, the Trustee or Debtor-In-Possession will cure all monetary defaults under this Lease; and

(b) Within thirty (30) days from the date of such assumption, the Trustee or Debtor-in-Possession will cure all non-monetary defaults under this Lease.

(ii) For purposes of this Section, Landlord and Tenant acknowledge that, in the context of bankruptcy proceedings of Tenant, at a minimum "adequate assurance" shall mean:

(a) The Trustee or Debtor-in-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Debtor-in-Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Premises stocked with merchandise and properly staffed with sufficient employees to conduct a fully-operational, actively promoted business in the

Premises; and

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(b) The Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Debtor-in-Possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, the Trustee or Debtor-in Possession, acceptable as to value and kind to Landlord to secure to Landlord the obligation of the Trustee or Debtor-in-Possession to cure the monetary and/or non-monetary defaults under this Lease with the time periods set forth above.

If the Trustee or Debtor-in-Possession has assumed the Lease pursuant to the provisions of this Section for the purpose of assigning Tenant's interest hereunder to any other person or entity, such interest may be assigned only after the Trustee, Debtor-in-Possession or the proposed assignee have complied with all of the terms, covenants and conditions of this Lease, with Landlord and Tenant acknowledging that such terms, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding of Tenant. When, pursuant to the code, the Trustee or Debtor-In-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises or any portion thereof, such charges shall not be less than the rent payable by Tenant hereunder, or in the event Tenant has ceased doing business in the Premises, the reasonable use and occupancy charge shall be equal to the then reasonable rental value of the Premises. The rights, remedies and liabilities of Landlord and Tenant set forth in this Section shall be in addition to those which may now or hereafter be accorded, or imposed upon, Landlord and Tenant by the Code.

Section 19.02. Landlord Insolvency or Bankruptcy. In the event Landlord shall become a debtor under Chapter 7 of the Federal Bankruptcy Code ("Code") or a petition for reorganization or adjustment of debts is filed concerning a petition for reorganization or adjustment of debts is filed concerning Landlord under Chapters II or 13 of the Code or a proceeding is filed under Chapter 7 and is transferred to Chapters II or 13, Tenant shall have all rights and remedies available to a lessee under Section 365(h) of the Code.

ARTICLE XX
Environmental

Section 20.01. Definitions and Tenant's Obligations and Indemnification As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste, or pollutant or contaminant which is or becomes regulated by any local governmental authority, the State of Indiana or the United States Government. Landlord agrees to conduct or have conducted an environmental safety assessment of the premises and warrants that the Premises leased by the Tenant are free of Hazardous Material prior to Tenant's possession. Tenant shall not cause, allow, or permit any Hazardous Material to be brought upon, generated, manufactured, stored, handled, disposed of, or used at, on, about, or beneath the Premises or any portion of the Premises by Tenant, its agents, employees, contractors, invitees, or licensees without the prior written consent of Landlord. Tenant represents and warrants to Landlord that Tenant shall comply fully with all federal, state, and local environmental, health, or safety statutes, rules, regulations, or ordinances. If Tenant breaches the obligations stated in this Article XX, or if the presence of Hazardous Material on the Premises or the Building caused Tenant results in contamination of the Premises or the Building, or if contamination of the Premises or the Building by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damages resulting therefrom, then Tenant shall indemnify, defend by counsel acceptable to Landlord and hold harmless Landlord, its subsidiaries, affiliates, successors, and assigns from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises or the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Building, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which arise during or after the Demised Term as a result of such contamination. The provisions of this Article shall survive, and remain in full force and effect after, the date hereof and termination of the Demised Term.

Additionally, in order to maintain a safe work environment, Tenant shall provide to Landlord within five (5) days after execution of this Lease (and within five (5) days after any updates or modifications) with a copy of Tenant's safety procedures ("Safety Procedures") that shall be in place to protect Tenant's employees and visitors and other occupants of the Building, when a spill, a leak or an environmental contamination occurs (including, but not limited to evacuation procedures). The Safety Procedures shall include, but not be limited to a plan for IMMEDIATELY notifying Landlord and other tenants or occupants of the Building. Once Safety Procedures that are acceptable to Landlord are in place, Tenant shall comply with the Safety Procedures. Tenant's failure to comply with the Safety Procedures, after notice and opportunity to cure, shall be a default under this Lease.

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ARTICLE XXI
Miscellaneous Provisions

Section 21.1 Governing Law. This Lease shall be governed by the laws of the State of Indiana.

Section 21.2 Writing Controls. It is agreed that Landlord has not made any statement, promise or agreement or taken upon itself any engagement whatever orally or in writing in conflict with the terms of this Lease or that in any way modifies, varies, alters, enlarges, or invalidates any of its provisions and that no obligation of Landlord shall be implied in addition to the obligations herein.

Section 21.3 Air and Light. This Lease does not grant or guarantee Tenant a continuance of light and air over any real estate adjoining the Premises.

Section 21.4 Costs and Expenses of Enforcement. If Tenant shall default in the performance of any of Tenant's obligations under this Lease and such default continues after the expiration of the notice or grace period provided in this Lease, Landlord may perform such obligation and all expenses of Landlord incurred in performing any of the obligations of Tenant under this Lease, together with interest at the prime rate as published in the Wall Street Journal, on a per annum basis, shall become additional rent under this Lease and shall be due and payable by Tenant on demand.

Section 21.5 Successors and Assigns. Except as limited in this Lease, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 21.6 Amendment. No amendment or addendum to this Lease shall be valid or binding unless such amendment or addendum is in writing and executed by the parties.

Section 21.7 No Option. Submission of this Lease for examination or signature by Tenant does not constitute a reservation of or option for the Premises. This instrument becomes effective as a Lease only upon execution and delivery by both Landlord and Tenant.

Section 21.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties, nor by any third party, as creating the relationship of principal and agent, partnership, joint venture, or any relationship other than that of landlord and tenant.

Section 21.9 Access to Premises. Landlord and Landlord's authorized representatives shall have the right to enter upon the Leased Premises, without notice and at all reasonable hours, for the purpose of inspecting the Premises, making repairs, or exhibiting the Lease Premises to prospective tenants, purchasers, or others.

Section 21.10 Headings. The headings, titles, and subtitles in the Lease have been inserted solely for convenient reference and shall be ignored in its construction.

Section 21.11 Interpretation. All provisions are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each section. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to corporations, limited liability companies, partnerships, or individuals, male or female, shall in all instances be assumed as though in each case fully expressed. If any provision of this Lease shall be held invalid, the validity ofthe remainder of this Lease shall not be affected.

Section 21.12 Memorandum. These parties agree that a Memorandum of Lease may be prepared in a form acceptable to both parties and recorded in the office of the Recorder of Tippecanoe County, Indiana.

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Section 21.13 Venue. If any litigation arises from a dispute between the parties with regard to the validity, performance, and enforcement of this Lease, the parties agree that such litigation may be tiled and conducted in the courts of Tippecanoe County, Indiana. Tenant hereby waives any claims based on lack of personal jurisdiction or an inconvenient forum.

Section 21.14 Attorneys' Fees. If either party shall determine it necessary to hire an attorney to enforce the provisions of this Lease against the other party, the prevailing party in any such dispute shall be entitled to recover its reasonable attorneys' fees, costs and expenses expended in enforcing the provisions of this Lease.

Section 21.15. Remedies Cumulative. The remedies of Landlord shall be cumulative, and no one remedy shall be construed as exclusive of any other or of any remedy provided by law.

Section 21.16. Force Majeure. In the event that Landlord or Tenant shall be delayed or hindered in or prevented from doing or performing any act or thing required in this Lease by reason of fire, flood, earthquake or any other casualty, or Acts of God, then such party shall not be liable or responsible for any such delays and the doing or performing of such act or thing shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

Section 21.17. Complete Agreement. This Lease contains a complete expression of the agreement between the parties and there are no promises, representations or inducements except such as are herein provided.

Signature Page Follows

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IN WITNESS WHEREOF, the parties have executed this Lease this 28th day of January, 2015.

Cook Biotech, Inc.

By:

________________________________

Bioanalytical Systems, Inc.

By: _____________________________

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Exhibit A

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Exhibit B

BASi Building	West Lafayette, IN

SUMMARY OF FACTS AND CONCLUSIONS

Property Identification and Location:

The subject property is Located along the southwest side of Kent Avenue in West Lafayette, Wabash Township, Tippecanoe County, Indiana. The property address is 2701 Kent Avenue. Since the subject property was combined from two (once separate) properties, the subject is sometimes referred to as 2701 and 2801 Kent Avenue.

Land Size:	7.28 acres

Description of Improvements:	The subject property consists of an 115,580 square foot building with a 5,175 square foot finished basement. The total usable area including the basement is 120,755 square feet.
The space allocation is as follows:
Offices/labs: 91,117 SF (incl. 5,175 SF bsmt and - 1,500 SF health clinic completed in 2011/2012), 75% of GBA Manufacturing: 20,466 SF, 17% of GBA Warehouse: 9,172 SF, 8% of GBA

Intended Usc of the Appraisal:	This appraisal develops opinions of the "As Is" fee simple market value of the subject property, as of the effective date of valuation. The use of this appraisal is for financing decisions regarding the property by Regions Bank as requested by Mr. Tell)' Lee (the intended user).

Property Rights Appraised:	Fee simple estate

Date of Inspection:	July 11,2013

Effective Dates of Value:	"As Is"- July 11, 20l3

Zoning:	OR - Office/Research

Parcel Number(s):	164-05500-043-9, new parcel #79 06-12-201 005.000-026

Excerpt from Appraisal Report of: Don R. Scheidt & Co., Inc. 2927 Union Street Lafayette, IN 47904-2786

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 Exhibit C

		Total Annual Rent	Rent Due Each
		Payments	Month
Yr 1:	5/1/15 - 12/31/15	$399,740.29	$49,967.54
Yr 2:	1/1/16 - 12/31/16	$599,610.44	$49,967.54
Yr 3:	1/1/17 - 12/31/17	$599,610.44	$49,967.54
Yr4:	1/1/18 -12/31/18	$611,602.65	$50,966.89
Yr 5:	1/1/19- 12/31/19	$623,834.70	$51,986.22
Yr 6:	1/1/20 -12/31/20	$636,311.39	$53,025.95
Yr 7:	1/1/21-12/31/21	$649,037.62	$54,086.47
Yr 8:	1/1/22 -12/31/22	$662,018.37	$55,168.20
Yr 9:	1/1/23 - 12/31/23	$675,258.74	$56,271.56
Yr 10:	1/1/24 - 12/31/24	$688,763.92	$57,396.99

If option to extend is exercised:

Yrs 11-15:	Market rent as agreed to by Parties.
Yrs 16-20:	Market rent as agreed to by Parties.

 Rent Payable with Phase-In of Possession

Rent Due Each
Month
Section A Only	$12,986.48
Section A and C Only	$35,174.04
Full Occupancy- See Above

Bioanalytical Systems, Inc. and Cook Biotech, Inc. lease dated 28 Jan 2015

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